DUKE ENERGY MERCHANTS, LLC

Commercial Promissory Note

February 11, 2000

Amount $200,000.00

For value received, the receipt of which is hereby acknowledged, the undersigned, jointly and severally, promise to pay to the order of DUKE ENERGY MERCHANTS, LLC, a Delaware limited liability company (hereinafter called "the Lender") at 10777 Westheimer, Suite 650, Houston, TX 77042, the principal sum of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) together with interest on the unpaid principal balance as hereinafter provided from the date hereof until paid in full and payable on the terms hereinafter set forth.

Rate of Interest and its Calculation

The initial rate of interest on this Note shall be ten per cent (10%) per annum, subject to change as herein provided. This initial rate of interest was determined based upon the fact that the current prime lending rate most recently publicly announced or published by Chase Manhattan Lender, N.A., N.Y., N.Y. (hereinafter "Prime Rate") was 8.75%. If, on January 9th of any subsequent year hereunder (each being a "Change Date") the Prime Rate has increased by a full percentage point or more from the Prime Rate of the Change Date from the preceding year, then said increase shall be added to the rate of interest accruing and payable hereunder. If the Prime Rate decreases by a full percentage point or more from the Prime Rate on the immediately preceding Change Date, then the applicable rate of interest hereunder shall be decreased accordingly, however, in no event shall these adjustments cause the rate of interest hereunder to be less than ten per cent. The initial rate of interest and any adjustments made thereto pursuant to the foregoing shall hereinafter be referred to as the "Note Rate of Interest".

[By way of illustration, assume that:

(a) On 1/9/2001 the Prime Rate is 10.00%, as compared to a 1/9/2000 rate of 8.75%. The increase of 1.25% will be added to the initial rate of interest such that the Note Rate of Interest payable hereunder would be 11.25% (10 + 1.25).

(b) On 1/9/2002 the Prime Rate is 8.00%, as compared to the 1/9/2001 rate of 10.00%. The decrease of 2.00% would be subtracted from the then current Note Rate of Interest of 11.25%, however, the rate would only be reduced back to the initial rate of 10.00% and NOT 9.25%.

(c) On 1/9/2003 the Prime Rate is 8.50%, as compared to the 1/9/2002 rate of 8.00%. The increase of .50% is less than a full percentage point increase so the then current Note Rate of Interest of 10.00% would remain.]

Notwithstanding the foregoing, for so long as the undersigned are not in default under this Note or any document evidencing or

EXHIBIT

A

securing the loan evidenced by this Note or the Transaction herein contemplated (hereafter defined) and are current on all payments and obligations hereunder (the "Period of No Default"), then during each Period of No Default only, the Note Rate of Interest as set forth above shall be reduced by two percent (2.00%) (hereinafter referred to as the "Discounted Rate of Interest"). However, if the undersigned are not current on all payments and obligations hereunder or are otherwise in default then upon the occurrence of such a default, the Discounted Rate of Interest shall immediately terminate until such time as all defaults have been fully cured. [By way of illustration: on day one of this Note, the Note Rate of Interest is 10.00% and assuming the undersigned are not in default, then the applicable Discounted Rate of Interest accruing on the outstanding balance of the Note would be 8.00%, however, if the undersigned are late in a payment or are otherwise in default, then the applicable interest rate shall immediately return to 10.00%. Likewise, if the Note Rate of Interest is subsequently 11.00% and there is no default, then the applicable Discounted Rate of Interest would be 9.00%].

Time and Method of Payment

This Note is entered into in conjunction with an agreement dated ____________________ executed by the undersigned and Lender (an unexecuted copy of which is attached hereto) (the "Agreement"). Capitalized terms in this "Time and Method of Payment" section of the Note shall have the meaning as set forth in the Agreement, unless otherwise defined herein.

The undersigned are entering into this Note to obtain financing necessary to help begin mining operations upon various leasehold interests of Gwenco, Inc. in the Pond Creek seam of coal in the State of Kentucky (the "Transaction"). As used herein, the term "Premises" shall include any interest (including, but not limited to, an interest as lessee, sublessee, licensee or as owner) the undersigned now owns in the Pond Creek seam of coal in the State of Kentucky.

In the event that the undersigned elect not to go forward with Phase Two of the Transaction or Lender chooses not to make any additional loans as set forth in the Agreement, the entire balance of principal and accrued interest of this Note shall be due and payable in full within forty five (45) days from the day in which Lender gives written notice or acknowledgment to the undersigned that the Parties will not proceed with Phase Two of the Transaction contemplated herein.

In the event that the undersigned elect to proceed with Phase Two of the Transaction and Lender agrees to make an additional loan as set forth in the Agreement, then the Lender and the undersigned contemplate that all coal mined from the Premises shall be clean and ready for immediate sale (hereinafter "sellable ton of coal"). As used herein, the term "coal produced" shall include all coal mined from the Premises by the undersigned Gwenco, Inc., its Affiliates, agents, or contractors. As used herein, the term "Affiliates" shall include any person or entity that either at the time in question or in the past has directly or indirectly owned an interest in or controlled Gwenco, Inc., or any entity that is or has been owned or controlled by any person or entity that, directly or indirectly, is or has in the past had any ownership interest in, or control of, Gwenco, Inc.

Principal and accrued interest thereon is due and payable as follows:

(a) Fifty cents ($.50) per sellable ton of coal produced in the first six (6) months of production from the Premises. Thereafter, repayment shall be made at a rate of One dollar ($1.00) per sellable ton of coal produced from the Premises. Such payments shall commence on the tenth day of January, 2001 (1/10/2001) and shall continue on the tenth day of each month thereafter until paid in full, or if later, this Note shall be paid in full, principal and accrued interest, on or before the tenth day of January, 2004 (1/10/2004). Thus, the undersigned acknowledge that, unless the monthly payments hereunder are sufficient to sooner pay the Note in full, or the Note has previously been accelerated as provided herein, the entire unpaid balance of the Note is due in full on January 10, 2004.

(b) Notwithstanding the provision for monthly installments provided above, if the undersigned Gwenco, Inc. fails to produce at least 3,000 sellable tons of coal per month from the Premises by the first day of October, 2000 (10/1/2000); 6,000 sellable tons of coal per month from the Premises by the first day of November, 2000 (11/1/2000), 10,000 sellable tons of coal per month from the Premises by the first day of December, 2000 (12/1/2000); 15,000 sellable tons of coal per month from the Premises by the first day of January, 2001 (1/1/2001) or thereafter fails to continue producing at least 15,000 sellable tons of coal per month until the earlier of, full payment of this Note or January 10, 2004 (1/10/2004), such failure shall constitute an additional default hereunder unless timely cured in accordance with the terms of any purchase agreement hereafter executed between Gwenco, Inc. and Lender relating to the Lender's purchase of coal from the Premises. In the event of such a default which has not been timely cured in accordance with such a purchase agreement, if any, Lender may give the undersigned written notice identifying the default. If Lender gives written notice of such a default, the entire balance of principal and accrued interest of this Note shall be due and

payable in full fifteen (15) days from the day in which Lender gives notice to Gwenco, Inc., unless Gwenco, Inc. has fully cured such default in accordance with the terms of said purchase agreement, if any, prior to the end of such fifteen (15) day period.

(c) Said principal and interest shall be payable without demand at the above referenced address of Lender, or such other place as the Lender shall designate in writing.

(d) The undersigned shall submit to Lender on or before the first day of each month, a true and correct statement of the tonnage of coal produced at the Premises during the preceding month in a form satisfactory to Lessor. Such statement shall be delivered to the above referenced address of Lender, or such other place as the Lender shall designate in writing.

Other Terms and Conditions

I. The payment of this Note is secured by the pledge of, and security interest which is hereby granted in a first lien on all personal property, accounts and general intangibles of Gwenco, Inc. (hereinafter the "Collateral").

II. The undersigned corporation hereby, jointly and severally, represents, warrants and certifies to the Lender that it is duly organized and properly acting. The undersigned individual hereby jointly and severally represents, warrants and certifies to the Lender that the loan of which this Note is evidence and any renewals or extensions or modifications thereof is and are incurred primarily for business purposes, that such loan is for an activity that is engaged in primarily for the purpose of generating gross income and the undersigned hereby jointly and severally further certify, represent and warrant to the Lender that the loan of which this Note is evidence is not incurred in connection with any farming or other agricultural activity engaged in by producer of agricultural commodities, livestock or other farm products.

III. Payments shall, at the option of the Lender, be first applied to the payment of interest and the balance thereof to principal reduction. In the event that there is a failure to pay this Note or any installment of principal or interest hereunder within ten (10) days of its due date, the undersigned, jointly and severally shall pay a late charge of the lesser of (a) five percent (5%) of said unpaid amount or (b) $250.00.

IV. At the option of the Lender, all obligations including without limitation the payment of all sums under this Note, shall become immediately due and payable without notice or demand upon the occurrence of any of the following events of default: (a) failure of the undersigned to make payment when due of the principal or

interest of this Note and/or of any obligations; (b) failure of the undersigned to comply with any of the terms and conditions of this Note and/or any obligations of the undersigned contained in any agreement or security agreement evidencing or relating to this Note or the Transaction; (c) death, dissolution, merger, consolidation or termination of existence of any of the undersigned; (d) insolvency or appointment of a receiver for the undersigned or any property of the undersigned, assignment for the benefit of creditors or a commencement of any proceeding under any bankruptcy, reorganization, arrangement, or liquidation law by or against any of the undersigned, or if such proceedings are commenced by a creditor and remain undismissed for thirty (30) days; (e) the Lender deeming itself insecure and in good faith believing that the prospect of payment or performance is impaired; (f) the institution of any garnishment proceedings by attachment, levy or otherwise against any property of the undersigned; (g) failure of the undersigned to furnish the Lender within thirty (30) days after written request by the Lender, current financial statements in form satisfactory to the Lender; or (h) any representation, warranty, statement, report, or application made, or furnished, by the undersigned proving to have been false, or erroneous, in any material respect at the time of the making thereof.

V. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

VI. Except for any notices expressly required to be given by Lender to the undersigned in the third paragraph and paragraph (b) of the "Time and Method of Payment" Section herein, the undersigned hereby, waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note; and assent to any extension or postponement of the time of payment or any other indulgence, and/or to the addition or release of any property and/or any other party or person primarily or secondarily liable. The Lender can proceed against anyone liable for repayment without first proceeding against any other and without first liquidating any property given as security. Any notice from Lender shall be complete and given upon deposit in the United States mail, certified, return receipt requested, addressed to the address stated above or such other address as Lender shall receive from the undersigned in writing, with postage thereon prepaid.

VII. The undersigned will pay on demand all costs of collection and attorneys' fees incurred or paid by the Lender in enforcing this Note when the same has become due, whether by acceleration or otherwise.

VIII. When the obligations become due, whether by acceleration or otherwise, and at any time thereafter, the Lender shall have all of the remedies provided by law, any agreement or any security documents including the remedies of a secured party under the Uniform Commercial Code. Unless any Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender will give the undersigned reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the last known address of the undersigned at least ten days before the time of the sale or disposition.

IX. When any obligation hereunder becomes due, whether by acceleration or otherwise, and at any time thereafter, the Lender may, at its option, demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to any Collateral held hereunder. The Lender shall not be bound to take any steps necessary to preserve any rights in any Collateral against prior parties, inasmuch as the undersigned hereby agree to assume such responsibility.

X. The undersigned hereby agree that the Lender may retake possession of any Collateral without prior judicial hearing or process, and hereby expressly waive any right to such judicial hearing or process.

XI. This Note shall be governed by and construed in accordance with the laws of the State of Kentucky in all respects.

XII. The undersigned jointly and severally waive(s) trial by jury with respect to any action, claim, suit or proceeding in respect of or arising out of this Note, any agreements executed in connection with this Note or the Transaction and/or the conduct of the relationship between Lender and the undersigned in relation thereto.

XIII. The undersigned reserves the right to prepay all or any part of this Note at any time or times after the date hereof without penalty. Any partial prepayments shall not operate to postpone payment of the regular monthly installments of principal and interest as herein provided.

XIV. The term of this Note shall begin at signing and delivery of the loan funds to Gwenco, Inc. and end at full repayment of all principal, interest and any applicable penalties on sums loaned under this Note, or, in the alternative, until otherwise mutually agreed upon by the undersigned and the Lender, after which there shall be no further obligation under this Note.

XV. The undersigned, jointly and severally (1) bind themselves for the payment hereof and agree that the release of a party hereto shall not operate as a discharge of any other party hereto except to the extent of actual payment; and (2) authorize the signature of one or more co-makers or endorsers in addition to the original number, to be added at any time or times hereto, with or without notice to any of the undersigned, and acknowledge that such may be done without affecting the joint and several obligations of each of the undersigned, as hereinbefore set forth.

GWENCO, INC.,
a Kentucky corporation

By [signature]

Its [signature]

[signature]

ALBERT ANDERSON

AMENDMENT TO NOTE

THIS AMENDMENT, made and entered into on 12-7-00, 2000 by and between Gwenco, Inc., a Kentucky Corporation, and Albert Anderson, an individual, parties of the first part, with a mailing address of P.O. Box 432, 16005 U.S. Route 23 South, Catlettsburg, KY 41129 and Duke Energy Merchants, LLC, a Delaware limited liability company, sometimes referred to as the party of the second part or "Duke" with a mailing address of 10777 Westheimer, Suite 650, Houston, TX 77042.

WHEREAS, the parties of the first part have obtained a loan from the party of the second part in the amount of $200,000.00 (the "Phase One Loan") as evidenced by a promissory note dated 2/11/2000 executed by the parties of the first part ("Promissory Note"); and

WHEREAS, by the terms of an agreement executed by the Parties dated 2/11/2000 ("Agreement"), if at the end of Phase One (as defined therein) the Parties were in agreement to proceed, it was contemplated that Duke could loan up to an additional $300,000.00 (the "Phase Two Loan") to the parties of the first part over and above the Phase One Loan; and

WHEREAS, the Parties have agreed to proceed with the Phase Two Loan and desire to amend the Promissory Note by increasing the maximum principal amount thereof to include the Phase Two Loan as well as the Phase One Loan.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the Parties agree as follows:

1. Duke will loan to the parties of the first part up to an additional $300,000. Up to an additional $300,000 shall be available for disbursement on a non-revolving basis (no principal once advanced may be reborrowed) and the parties of the first part may make no more than two

requests for draws totaling not more than $300,000. Such requests must be made in writing and prior to August 31, 2000.

2. The maximum principal amount of the Promissory Note is hereby amended and increased to $500,000. As of the date of this Amendment the outstanding principal balance of the Promissory Note is $ 200,000. The undersigned may make no more than two requests, which shall be in writing, for disbursement of additional principal not exceeding $300,000 in the aggregate prior to August 31, 2000. In no event shall the outstanding principal balance of the Promissory Note, as amended hereby, exceed $500,000.

3. The interest rate and monthly payments under the Promissory Note shall remain unchanged, and one, final payment of the balance of principal and accrued interest and penalties shall be due and payable, if not sooner paid or accelerated, on January 10, 2004. Except as modified herein to increase the maximum principal amount of the Promissory Note by $300,000 and permit at most two disbursements of the additional available principal, the Promissory Note shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of and effective on the date first hereinabove set forth.

GWENCO, INC.,
a Kentucky corporation

By ______________________

Its ______________________

ALBERT ANDERSON

Duke Energy Merchants, LLC
a Delaware limited liability company

By ______________________
Its DIRECTOR